                                                                    Exhibit 20.1

Chase Manhattan Grantor Trust 1995-B

From:  The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.

                       MONTHLY CERTIFICATEHOLDER'S REPORT


Due Period 8 Beginning Date                      06/01/1996
Due Period 8 End Date                            06/30/1996
Determination Date                               07/10/1996
Remittance Date                                  07/15/1996

I.    Monthly Principal and Principal Carryover Shortfall to
      Certificateholders
      (Per $1000 of Original Principal Amount)                 $ 30.6311317923

II.   Monthly Interest and Unpaid Interest to
      Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 3.7738831187

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                               $ 956,879.69
      B. Cash Collateral Account Expense                                $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)               $ 0.6396412078

IV.   Cash Collateral Account Deposit Amount                            $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                      $ 3,617,113.51
      B. From Current Period                                    $ 3,874,679.84
      C. Change in Amount Between Periods (Lines B - A)           $ 257,566.33

VI.   Pool Factor Information

      A. Certificate Principal Balance                      $ 1,102,432,580.48
      B. Initial Certificate Balance                        $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                              0.736938315933

VII.  Available Cash Collateral Account Information for
      Due Period

      A. Available Cash Collateral Amount                      $ 57,412,781.28
      B. Available Cash Collateral Amount Percentage            5.000000000218%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                     $ 57,412,781.28
      B. For the Next Collection Period                        $ 55,121,629.02